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                                                           Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement No.
333-01629 of CML Group, Inc. on Form S-3 of our report dated September 27,
1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of CML Group, Inc. for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts

May 30, 1996